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                                                                      EXHIBIT 23

                               Consent of KPMG LLP


The Board of Directors and Shareholders
Apogent Technologies, Inc.:

         We consent to incorporation by reference in the registration statements (Nos. 33-54434, 33-54436, 33-74112, 33-80098, 33-94822, 333-47015 and 333-95169)
on Form S-8, the registration statements (Nos. 33-68690 and 333-31967) on Form S-3, and the registration statement (No. 333-47795) on Form S-4, as amended by Post-Effective Amendment No. 1 thereto, of Apogent Technologies Inc. (f/k/a Sybron International Corporation) of our reports dated November 13, 2000 except as to footnote 19 which is as of December 11, 2000 relating to the consolidated balance sheets of Apogent Technologies Inc. (f/k/a Sybron International Corporation) and subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows and relating to the financial statement schedule for each of the years in the three-year period ended September 30, 2000, which reports appear in the March 21, 2001 Current Report on Form 8-K of Apogent Technologies Inc.

                                                                        KPMG LLP

Milwaukee, Wisconsin
March 21, 2001